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                        Agreement dated November 13, 2001
                        ---------------------------------

     This Agreement (the "Agreement") is made as of November 13, 2001 among SEMX Corporation, a Delaware corporation (the "Company"), ACI CapitalAmerica Funds, LP ("ACI") and Exeter Venture Lenders L.P. ("Exeter") (each of ACI and Exeter hereinafter individually referred to as a "Purchaser" and collectively referred to as the "Purchasers").

     The purpose of this Agreement is to set forth the parties' agreement regarding certain provisions of the Certificate of Designation described in the Preferred Stock Purchase Agreement dated as of June 1, 2000 between the parties hereto (the "Purchase Agreement") and the Warrants dated June 1, 2000 issued to each of ACI and Exeter (collectively, the "Warrants" and individually a "Warrant"). Defined terms used herein and not defined herein, shall have the meanings ascribed to them in the Purchase Agreement, the Certificate of Designation and the Warrants.

     In consideration of the mutual agreements set forth herein the parties agree as follows:

     1. Notwithstanding Section 5(d) of the Certificate of Designation, in the event that a holder shall require redemption of any Series B Preferred Stock as a result of an occurrence on, prior or after the date hereof of a Triggering Event specified in Section 6(c) of the Certificate of Designation resulting from the Company's failure to comply with Section 4(b)(iii) of the Certificate of Designation, the redemption price specified in Section 5(d) shall not be due and payable prior to December 1, 2002.

     2. Notwithstanding Sections 7(a) and 2(c)(i) of the Certificate of Designation, the Dividend Rate shall not be increased as provided in those Sections prior to March 31, 2002.


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     3. The Company shall not, and shall not permit any of its subsidiaries to, without first obtaining the prior written consent of ACI (which right to consent may be assigned to ACI Capital Co., Inc. or an affiliate thereof) issue any shares of its Common Stock or any rights, warrants or options to purchase its Common Stock or any securities convertible into its Common Stock other than pursuant to a Permitted Issuance, as defined in Section 8 of the Certificate of Designation, but provided that solely for the purposes of this paragraph the phrase "five percent (5%)" in such definition shall be amended to read "thirty percent (30%)".

     4. Effective March 31, 2002 the first sentence of Section 14.1 of each Warrant is hereby amended as follows:

        a. The words "If a Change of Control occurs at any time during the Exercise Period" shall be deleted and the following words shall be substituted therefor: "If the Underlying Series B Preferred Stock hereafter is redeemed or heretofore has been redeemed pursuant to Section 5 of the Series B Certificate of Designation".

        b. The words "or within 60 days" shall be deleted in the third line thereof and the words "at any time" shall be substituted therefor.

        c. The words "of such Change of Control" shall be deleted in the fourth line thereof and the following words shall be substituted therefor: "of such redemption".

        d. The words "Section 5(c)" shall be deleted and the words "Section 5" shall be substituted therefor.

     5. At the request of each Purchaser, a new Warrant shall be issued to such Purchaser reflecting the amendments described in paragraph 4, upon surrender of the existing Warrants.


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     6. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

     7. From and after the date of this Agreement, upon the request of the Purchasers, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first above written.

                                       SEMX CORPORATION


                                       By: /s/
                                           ------------------------------------
                                           Name:
                                           Title:


                                       ACI CAPITAL AMERICA FUNDS, LP
                                       By: ACI Capital America GP, LLC,
                                           its General Partner

                                           By: /s/
                                               --------------------------------
                                               Name:  Kevin S. Penn
                                               Title: Managing Member


                                       EXETER VENTURE LENDERS, L.P.

                                       By: Exeter Venture Advisors, Inc., its
                                           Corporate General Partner

                                           By: /s/
                                               --------------------------------
                                               Name:  Kurt F. Bergquist
                                               Title: Vice President





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